SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): August 24, 2006

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On August 24, 2006, Matthew T. Farrell, the Company's Executive Vice President and Chief Financial Officer, gave notice of his resignation from his position at the Company to take a position at another company. His resignation will be effective in mid-September, 2006.

[c) On the effective date of Mr. Farrell's resignation, Jeffrey S. Campbell will become the Company's interim Chief Financial Officer pending the confirmation of a Chief Financial Officer. Mr. Campbell joined the Company in October, 2002 as Vice President and Controller. He became Vice President, Finance of the Company in April, 2005. Prior to his employment by the Company, he was the Assistant Corporate Controller of Ingersoll Rand Company; a position which he held from September, 1998 until he joined the Company. The terms of Mr. Campbell's employment as the interim Chief Financial Officer are currently under discussion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Name: Robert F. Wrobel Title: Executive Vice President and CLO

Date: August 30, 2006